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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               ATS MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             [ATS MEDICAL(TM) LOGO]

Dear Fellow Shareholder:

         You are cordially invited to attend the 2003 Annual Meeting of Shareholders of ATS Medical, Inc. (the "Company"), which will be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota (on the corner of 8th Street and Second Avenue in downtown Minneapolis) beginning at 3:30 p.m. on Wednesday, April 30, 2003.

         This booklet contains your official notice of the 2003 Annual Meeting and a Proxy Statement that includes information about the matters to be acted upon at the meeting. Officers and directors of the Company will be on hand to review the Company's operations and to answer questions and discuss matters that may properly arise.

         I sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please complete and return the enclosed proxy in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.




                                             Sincerely,


                                             /s/ Manuel A. Villafana
                                             -----------------------------------
                                             Manuel A. Villafana
                                             Chairman of the Board of Directors


                             2003 ANNUAL MEETING OF
                                  SHAREHOLDERS

                              NOTICE OF 2003 ANNUAL
                             MEETING OF SHAREHOLDERS

         The 2003 Annual Meeting of Shareholders of ATS Medical, Inc. (the "Company") will be held on Wednesday, April 30, 2003 at 3:30 p.m. at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402, for the following purposes:

         1. To elect five members to the Board of Directors to hold office for the ensuing year and until their successors are elected and qualified;

         2. To amend the 2000 Stock Incentive Plan (the "Plan") to increase the number of shares of common stock of the Company available for awards granted under the Plan by 1,000,000 shares and to make other changes to the Plan described in the Proxy Statement;

         3. To amend the 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the number of shares of common stock of the Company which may be purchased under the Stock Purchase Plan by 300,000 shares;

         4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2003; and

         5. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

         Only holders of record of the common stock of the Company at the close of business on March 7, 2003 will be entitled to receive notice of and to vote at the meeting.

         Whether or not you plan to attend the meeting in person, you are requested to complete and return the enclosed proxy in the accompanying envelope. If you later decide to revoke your proxy, you may do so at any time before it is exercised.


                                             By Order of the Board of Directors,

                                             /s/ Deborah K. Chapman
                                             -----------------------------------
                                             Deborah K. Chapman
                                             Secretary
March 28, 2003

                                ATS MEDICAL, INC.
                                 PROXY STATEMENT


         This proxy statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of ATS Medical, Inc. (the "Company") for use at the 2003 Annual Meeting of Shareholders to be held on Wednesday, April 30, 2003 at 3:30 p.m. at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402, and at any adjournments thereof. On March 7, 2003, the Company had outstanding 22,324,990 shares of common stock (the "Common Stock"). Each holder of record of Common Stock as of the close of business on March 7, 2003 will be entitled to one vote on all matters being presented at the meeting for each share of Common Stock held on such date. Shareholders who sign and return a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company. This proxy statement and the enclosed proxy card are being mailed to shareholders commencing on or about March 28, 2003.

         Proxies that are completed, signed and returned to the Company prior to the Annual Meeting will be voted as specified. If no direction is given, the proxy will be voted for the election of the nominees for director named in this proxy statement and for the management proposals discussed herein and in accordance with the judgment of the persons named in the proxy as to any other matters that properly come before the meeting. If a shareholder abstains from voting as to any matter (or indicates a "withhold vote for" as to directors), then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matters.

PROPOSAL 1 - ELECTION OF DIRECTORS

         Five directors have been nominated for election to the Company's Board of Directors at the 2003 Annual Meeting of Shareholders to hold office for a term of one year and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The accompanying proxy is intended to be voted for the election of nominees for director named below, unless authority to vote for one or more nominees is withheld as specified on the proxy card. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of each director, and cumulative voting is not permitted. In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the persons named in the enclosed proxy will vote for a substitute nominee in accordance with their best judgment. The

Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

         Each nominee has furnished to the Company the following information with respect to his principal occupations or employment during the last five years, his directorships of other companies subject to the reporting requirements of the Securities Exchange Act of 1934 or the Investment Company Act of 1940 and his direct and indirect beneficial ownership of shares of the Company's Common Stock as of February 28, 2003. Except as otherwise noted below, each nominee possesses sole voting and investment power with respect to any shares of Common Stock owned by him, and all shares of Common Stock owned by him represent less than 1% of the shares outstanding.

         MANUEL A. VILLAFANA, 62, is a founder of the Company and has served as Chairman of the Board and a Director since the Company's inception in 1987 and as Chief Executive Officer from inception through December 31, 2001. From 1983 to 1987, Mr. Villafana was Chairman of GV Medical, Inc., a company co-founded by Mr. Villafana to develop, manufacture and market the LASTAC System, a laser transluminal angioplasty catheter system. From 1976 to 1982, Mr. Villafana served as President and Chairman of St. Jude Medical, Inc., a company founded by Mr. Villafana to develop, manufacture and market a pyrolytic carbon bileaflet mechanical heart valve. From 1972 to 1976, he served as President and Chairman of Cardiac Pacemakers, Inc., a company founded by Mr. Villafana to develop, manufacture and market a new generation of lithium powered pacemakers. Mr. Villafana beneficially owns 899,026 shares of Common Stock (4% of the outstanding), including 192,000 shares issuable upon exercise of currently exercisable options. Mr. Villafana founded and has been the Chairman of the Board of Directors and Chief Executive Officer since January 2001 of CABG Medical, Inc., a medical device company dedicated to improving coronary artery bypass surgeries.

         MICHAEL D. DALE, 43, has been Chief Executive Officer, President and a Director of the Company since October 2002. From 2000 to 2002, Mr. Dale was President of Worldwide Sales and Marketing at Endocardial Solutions, a company that develops, markets, and distributes an advanced cardiac mapping system. Mr. Dale joined Endocardial Solutions in December 1998 as Vice President Worldwide Sales. From 1996 to 1998, Mr. Dale was Vice President of Global Sales for Cyberonics, Inc., a medical device company, and additionally was managing director of Cyberonics Europe S.A. From 1988 to 1996, Mr. Dales served in several capacities at St. Jude Medical, most recently as the Business Unit Director for St. Jude Medical Europe. Mr. Dale is on the Board of Directors of Medamicus, Inc., a medical products company that designs, develops, manufactures and markets percutaneous delivery solutions.

         DAVID L. BOEHNEN, 56, is Executive Vice President of SUPERVALU INC. ("SUPERVALU"), a food distribution company and food retailer. Mr. Boehnen served as Senior Vice President, Law and External Relations of SUPERVALU from April 1991 to June 1997. Mr. Boehnen was elected as a Director of the Company in November of 1997. Mr. Boehnen beneficially owns 162,760 shares of Common Stock, including 85,000 shares issuable upon exercise of currently exercisable options.

         A. JAY GRAF, 55, is a Group Chairman of Guidant Corporation, a medical products company. From 1995 to 2000, Mr. Graf was the Vice President of Guidant Corporation and President of its Cardiac Rhythm Management group. From 1992 to 1995, Mr. Graf served as President of CPI. Prior thereto, he served as CPI's Executive Vice President and Chief Operating Officer. Mr. Graf has served as a Director of the Company since 1995. Mr. Graf beneficially owns 90,000 shares of Common Stock, all of which are issuable upon exercise of currently exercisable options. Mr. Graf is a director of American Medical Systems Holdings, Inc., a medical device company specializing in the treatment of urological disorders.

         ERIC W. SIVERTSON, 52, is a Partner in the Minneapolis Office of TMP Worldwide Executive Search, focusing on the medical device, diagnostic and healthcare supply industries. Prior to joining TMP Worldwide, Mr. Sivertson was President and Chief Executive Officer of netRegulus, Inc., a web-based regulatory and clinical information technology company. From 1997 to 1999, Mr. Sivertson served as President and Chief Executive Officer of Biocompatables Cardiovascular Ltd. From 1996 to 1997, Mr. Sivertson was the President and Chief Executive Officer of Medical Graphics Corporation. From 1985 to 1996, Mr. Sivertson was employed by St. Jude Medical, Inc., where he served as Division President of various divisions during 1990 to 1996. Mr. Sivertson was elected as a Director of the Company in January of 2003. Mr. Sivertson does not beneficially own any shares of the Common Stock.

COMMITTEES OF THE BOARD OF DIRECTORS AND ATTENDANCE

         The Company has an Audit Committee whose functions are to review and monitor accounting policies and control procedures of the Company, including recommending the engagement of independent auditors and reviewing the scope of the audit. The Audit Committee, on which Messrs. Boehnen and Graf, as well as Mr. Villafana, served in 2002, held four meetings during 2002. Under Nasdaq rules applicable to companies quoted on the Nasdaq National and SmallCap Markets, the Company's Audit Committee must be comprised of three or more non-employee directors, one of whom can be, under exceptional and limited circumstances, non-independent as defined in the Nasdaq rules. Other than Messrs. Boehnen and Graf, Mr. Villafana was the only director eligible to be a member of the Audit Committee in 2002. Although Mr. Villafana was not an independent director during 2002 under applicable Nasdaq rules, the Board determined that it was in the best interest of the Company and its shareholders to appoint Mr. Villafana to the Audit Committee during 2002 in order to satisfy the Nasdaq rules. A new non-employee independent director, Mr. Eric W. Sivertson joined the Board in 2003 and the Board appointed Mr. Sivertson in February 2003 to the Audit Committee to replace Mr. Villafana.

         The Company also has a Compensation Committee which reviews and establishes compensation levels for each of the Company's officers, as well as jointly administers the Company's stock plans with the Board of Directors. The Compensation Committee, on which Mr. Graf and Mr. Boehnen serve, held one formal meeting during 2002. On February 27, 2003, Mr. Sivertson was appointed to be a third member of the Compensation Committee of the Company. The Company does not have a standing nominating committee. The Board of Directors held eight meetings during 2002. Each Director attended 100% of the meetings of the Board and all meetings of each committee of which he was a member.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

         The Audit Committee of our Board of Directors is composed of the following non-employee directors: Messrs. Boehnen, Sivertson and Graf. Mr. Boehnen currently serves as the Chairman of the Audit Committee. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. On February 27, 2002, Mr. Sivertson was appointed to replace Mr. Villafana on the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, and submits for shareholder ratification, the appointment of the Company's independent auditors.

         Management is responsible for the Company's internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Company's independent auditors also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the auditing firm's independence. The Committee also considered whether non-audit services provided by the independent auditors during the last fiscal year were compatible with maintaining the independent auditors' independence.

         Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Company's Annual report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                             Members of the Audit Committee
                                             David L. Boehnen, Chairman
                                             Eric W. Sivertson
                                             A. Jay Graf


COMPENSATION OF DIRECTORS

         The directors of the Company do not receive any cash compensation for their services on the Board of Directors, except for Mr. Villafana under a consulting agreement with the Company described below. Upon their initial election to the Board of Directors, each outside director receives an option to purchase 5,000 shares of Common Stock at the fair market value on the date of election under the 2000 Stock Incentive Plan. Upon each reelection, each outside director receives an option to purchase 2,500 shares of Common Stock at the fair market value on the date of reelection under the Plan. However, the Board of Directors decided to suspend the option grant to non-employee directors related to their 2002 reelection to the Board for 2002. As a result, the outside directors did not receive any stock options in 2002, except for Mr. Sivertson, who received an option to purchase 5,000 shares of Common Stock upon his appointment to the Board of Directors.

         Mr. Villafana serves as Chairman of the Board of Directors and provides consulting services to the Company under a consulting agreement dated January 26, 1995, which was amended in April 1998, September 2001, and most recently in October 2002. Prior to January 1, 2002, Mr. Villafana was the Chief Executive Officer of the Company. Mr. Villafana's fees under his consulting agreement for 2002 were $241,130. Mr. Villafana did not receive any stock options during 2002. Mr. Villafana's consulting fees for each year are determined by the Compensation Committee on a yearly basis. The consulting agreement, as amended, will terminate on December 31, 2003 if the Company delivers to Mr. Villafana a notice of non-renewal of the consulting agreement by November 1, 2003. The consulting agreement also contains a non-competition agreement pursuant to which Mr. Villafana agreed not to compete with the Company during the term of the agreement and for a period of two years following his termination of consulting services to the Company. In exchange, the Company has agreed to continue Mr. Villafana's monthly consulting fees during the period of non-competition restriction, adjusted annually to take into account increases in the consumer price index.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other executive officers of the Company whose salary and bonus earned in 2002 exceeded $100,000:

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                       ----------------
                                               ANNUAL COMPENSATION         SHARES
                                            -------------------------    UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR         SALARY        BONUS        OPTIONS(1)         COMPENSATION(2)
------------------------------  --------    ------------ ------------  ----------------    -------------------
Michael D. Dale                  2002       $    52,885   $   100,000           400,000     $                0
President and                    2001                 0             0                 0                      0
Chief Executive Officer          2000                 0             0                 0                      0

Richard W. Kramp                 2002       $   197,797   $         0                 0     $                0
Former President and             2001           211,511             0            50,000                  2,625
Chief Executive Officer (3)      2000           208,662        10,433            65,000                  2,625

------------------
(1) All stock options were granted with an exercise price per share at least equal to the fair market value of the Common Stock on the date of grant.

(2) Unless otherwise stated, consists of matching contributions to the ATS Medical 401(k) Plan, which is generally available to all employees.

(3) Mr. Kramp was Chief Executive Officer of the Company from January 2002 through September 2002.

                             COMPENSATION AGREEMENTS

         Michael D. Dale has served as President and Chief Executive Officer of the Company since October 2002 pursuant to an employment agreement dated September 18, 2002. Mr. Dale's annual base salary under the agreement is $250,000, and he received a signing bonus of $100,000. In the discretion of the Company's Board of Directors, Mr. Dale may also receive a bonus of up to $50,000 based on sales and earnings criteria to be established by the Board of Directors. The employment agreement may be terminated at will by either party, provided that (a) if the Company terminates the agreement without cause within one year of September 18, 2002, Mr. Dale would be entitled to six (6) months of continued salary benefit, and (b) if the Company terminates the agreement without cause after September 18, 2003, he would be entitled to twelve (12) months of salary benefit. The agreement also contains a non-competition obligation pursuant to which Mr. Dale agrees not to compete with the Company during the term of the agreement and for a period of two years following its termination.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes option grants made by the Company in 2002 to each of its executive officers shown in the Summary Compensation Table above in 2002.

                                                                                POTENTIAL REALIZABLE
                                     PERCENTAGE                                   VALUE AT ASSUMED
                       NUMBER OF      OF TOTAL                                  ANNUAL RATES OF STOCK
                       SECURITIES     OPTIONS                                    PRICE APPRECIATION
                       UNDERLYING    GRANTED TO   EXERCISE OR                    FOR OPTION TERM(3)
                        OPTIONS      EMPLOYEES    BASE PRICE     EXPIRATION   -------------------------
        NAME           GRANTED(1)     IN 2002      ($/SH)(2)        DATE         5%($)         10%($)
--------------------  ------------  ------------ -------------  ------------  -----------   -----------
Michael D. Dale           400,000            49%  $      0.37     09/18/12    $    93,076   $   235,874

Richard W. Kramp                0             0%            0        --                --            --

------------------
(1) All the options vest in annual cumulative 25% installments beginning one year from the date of grant.

(2) All stock options were granted with an exercise price per share at least equal to the fair market value of the Common Stock on the date of grant.

(3) These amounts represent certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

                   STOCK OPTION EXERCISES IN LAST FISCAL YEAR

         The following table summarizes stock options exercised during 2002 by the executive officers named in the Summary Compensation Table, and the estimated values of the options held by such persons at December 31, 2002.

                                                          NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                          OPTIONS AT FISCAL              OPTIONS AT FISCAL
                          SHARES                          YEAR-END OF 2002              YEAR END OF 2002(1)
                        ACQUIRED ON     VALUE      ------------------------------  ------------------------------
         NAME            EXERCISE      REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------  ------------  ------------  -------------  ---------------  -------------  ---------------
Michael D. Dale                   0             0            0          400,000               0     $    32,000

Richard W. Kramp                  0             0       80,000           73,750               0              0

------------------
(1) Value represents the difference between the last sale price of the Common Stock on December 31, 2002, and the exercise price of the options.

                          CHANGE IN CONTROL AGREEMENTS

         The Company has entered into agreements with its officers providing for the payment of certain benefits to the officers if their employment terminates following a "change in control" of the Company. The Agreements provide for benefits if an officer's employment is terminated within 24 months following a change in control unless such termination was by the Company for cause, by the officer other than for "good reason," or because of the officer's death. "Good reason" is defined as the termination of employment as a result of either a diminution in the officer's responsibilities, a reduction in salary or benefits, a relocation of the Company's office of more than 35 miles or for any reason during the sixth month following a change in control. A "change in control" is generally defined as an acquisition of more than 20% of the outstanding Common Stock by any person or group, the merger or sale of the Company or the replacement of a majority of the Company's Board of Directors with directors not recommended by the existing Board of Directors. The Agreements provide for lump sum payments following termination in amounts equal to three times the sum of the officer's base salary and any annual target bonus potential, as limited by
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). If there had been a change in control of the Company as of the end of 2002 and the employment of the two executive officers named in the Summary Compensation Table had been immediately terminated, Mr. Dale would have been entitled to receive, pursuant to the terms of the Agreement, a lump sum payment upon termination of $900,000. Mr. Kramp is no longer employed by the Company, so he is not eligible to receive change in control payments.

                            EQUITY COMPENSATION PLANS

         The following table summarizes as of December 31, 2002 the shares of the Company's Common Stock subject to outstanding awards or available for future awards under the Company's equity compensation plans and arrangements.

                                                                                      NUMBER OF SHARES
                                                                                   REMAINING AVAILABLE FOR
                                NUMBER OF SHARES                                    FUTURE ISSUANCE UNDER
                                  TO BE ISSUED             WEIGHTED-AVERAGE          EQUITY COMPENSATION
                                UPON EXERCISE OF           EXERCISE PRICE OF          PLANS (EXCLUDING
                               OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,         SHARES REFLECTED
    PLAN CATEGORY              WARRANTS AND RIGHTS        WARRANTS AND RIGHTS        IN THE FIRST COLUMN)
---------------------------   ---------------------     ----------------------   ---------------------------
Equity Compensation                       1,855,794      $               5.62                     19,263(1)
Plans Approved by
Shareholders

Equity Compensation                         225,000      $               0.52                         --
Plans Not Approved by
Shareholders
Total                                     2,080,794      $               5.07                     19,263
                              =====================     ======================   ===========================

------------------
(1) Includes shares remaining available under the Company's 1987 Stock Option and Stock Award Plan, the 2000 Stock Incentive Plan and Company's 1998 Employee Stock Purchase Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                        CONCERNING EXECUTIVE COMPENSATION

OVERVIEW

         The Compensation Committee is responsible for setting the compensation and benefits of the Company's executive officers, including the Chief Executive Officer, on behalf of the Board of Directors and the shareholders. The Compensation Committee also oversees the operation of the 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") and the ATS Medical, Inc. 2000 Stock Incentive Plan (the "Plan").

         The Compensation Committee was composed entirely of non-employee directors of the Company in 2002. Messrs. Boehnen, Graf and Sivertson are each non-employee directors of the Company and currently comprise the Compensation Committee.

         The basic objective of the Compensation Committee is to establish a compensation package which is appropriate for each officer's scale of responsibility and performance, commensurate with the marketplace compensation for executives of companies of similar size as the Company, and to attract, motivate and retain executives of the necessary caliber. The Committee intends to achieve these objectives by giving executives the opportunity for equity ownership in the Company through stock options and by awarding bonuses tied to individual and Company performance as significant elements of the executive compensation package.

COMPENSATION CRITERIA

         In determining each executive compensation package, the Compensation Committee reviews the compensation of each executive and the individual achievements and performance of each such executive during the year. The Committee considers objective criteria, such as salary survey data of companies of similar size and technology as the Company, in determining executive salaries. The financial performance and accomplishments of the Company during the year are also factors in the Committee's determination of executive compensation. In line with the Compensation Committee's goal of tying compensation with performance, executives' salaries are generally increased only to keep up with estimated cost-of-living expenses, while bonuses vary substantially from year to year and have generally depended upon the performance of the Company and the individual executive. The Committee generally makes a determination as to salaries for the current calendar year and reviews bonuses to be awarded for the prior year at the end of the prior year or at the beginning of the current year.

         In 2002, the Compensation Committee continued to place emphasis on performance-based criteria to determine bonuses to employees for 2002. In particular, the Committee evaluated whether to grant any bonuses during 2002 to its executive officers under the Management Incentive Compensation Plan (the "MICP"), which is the Company's bonus program for its executive employees. Under the MICP, bonuses to be granted to executive employees were tied to a grid representing year-over-year increases in sales and operating income.

         In addition, the Compensation Committee, in consultation with the Chief Executive Officer, generally grants stock options to its executive officers on an annual basis to maintain and increase the executives' incentive to continue their long-term employment with the Company. The Compensation Committee may also approve special grants to certain executives to reward their individual performance. The overall compensation package may also be varied if the Committee feels that it is necessary to maintain the Company's executive compensation in line with companies similar in size and technology to the Company.

EXECUTIVE COMPENSATION PACKAGE

         The primary components of the executive compensation package are salary, bonuses and stock option grants. The Company also currently maintains a variety of employee benefits in which its executive officers may participate, including health benefits, automobile allowances, disability insurance, matching contributions to the Company's 401(k) program and discounting the purchase of a certain number of shares of the Company's Common Stock pursuant to the Stock Purchase Plan.

         The Compensation Committee took the following actions with respect to executive compensation for 2002:

         - Continued suspension of the MICP due to projected losses from operations;

         - Refrained from granting any new stock option grants to the former executive officers of the Company; and

         - Retained a 10% salary reduction for each of the executive officers that was implemented in September 2001 through the date of termination of the former executive officers of the Company.

         In December 2002, the Company hired Mr. Richard Curtis as Vice President of Marketing and Business Development. Mr. Curtis' initial compensation package, consisting or annual salary, potential for bonus and grant of stock options, was based on subjective criteria. When negotiating with Mr. Curtis prior to his hiring, the Committee concluded that the salary, bonus and grant of stock options offered to Mr. Curtis were necessary and appropriate to attract him to the Company.

         In 2003, the Committee intends to continue to emphasize objective factors and performance in determining executive compensation. The Committee expects to consider as well whether to replace the MICP with a new plan that will tie bonuses to more individual goals and achievements. The Committee will continue to use stock options as part of executive compensation in 2003 to provide additional performance incentives.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In September 2002, the Company hired Mr. Dale as its President and Chief Executive Officer. In connection with his hiring, Mr. Dale received a $100,000 signing bonus and also entered into an at will employment agreement which entitles him to a base salary of $250,000 and a potential bonus of $50,000 based on sales and earnings criteria to be determined by the Board. In addition, Mr. Dale received options for the purchase of 400,000 shares of Common Stock. The Board felt that Mr. Dale's signing bonus and salary compensation were appropriate in light of the challenges and difficult competitive environment facing the Company. The potential to earn an additional $50,000 bonus based on sales and earnings criteria to be determined by the Board was deemed by the Board to be an incentive for Mr. Dale to improve these key components of the Company's financial performance in the short term. The primary basis for the Board's decision to grant to Mr. Dale stock options was to provide a significant incentive for him to enhance shareholder value over the long term. The number of options granted to Mr. Dale was based on negotiations with him prior to his hiring, and the Committee's conclusion that the number of options was necessary and appropriate to attract Mr. Dale to this position.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers to $1.0 million, unless the compensation qualifies as a "performance-based compensation" under the Code. Compensation resulting from stock options granted under the Plan or the Stock Purchase Plan will not be counted toward the $1.0 million of deductible compensation under
Section 162(m). The Committee does not believe that the annual compensation for
Section 162(m) purposes of any of the Company's executive officers will exceed $1.0 million in fiscal 2003.

                                             A. Jay Graf
                                             David L. Boehnen
                                             Eric W. Sivertson

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and 10% or more beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were complied with, except that: (a) Mr. Curtis did not timely file a Form 3 to report his initial appointment as an executive officer of the Company and a Form 4 to report an initial grant of stock options to him, (b) Mr. Dale did not timely report a stock option grant on Form 4, (c) due to a software error, a purchase of shares by Mr. Villafana was reported incorrectly on a Form 4 that was timely filed but that was subsequently amended to correct the error and (d) Ms. Deborah K. Chapman, Controller, did not timely file a Form 3 when she became an officer of the Company in June 2002.

COMPARATIVE STOCK PERFORMANCE GROWTH



         The graph below compares the cumulative total shareholder return on the Common Stock since December 31, 1997 with the cumulative return of the Standard & Poor's 500 Stock Index and the NASDAQ Medical Devices, Instruments and Supplies Index over the same period (assuming the investment of $100 in each vehicle on December 31, 1997 and reinvestment of all dividends).

                                    [GRAPH]

NAME                                   1997       1998        1999        2000       2001        2002
----------------------------------   --------   --------    --------    --------   --------    --------
ATS Medical, Inc.                    $ 100.00   $ 134.93    $ 287.93    $ 273.52   $ 102.16    $   8.67

Standard & Poor's 500 Stock Index      100.00     129.03      156.28      142.38     125.58       97.72

NASDAQ Medical Dev/Ins/Sup             100.00     111.33      134.83      139.10     152.93      123.78

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth security ownership information pertaining to persons known by the Company to beneficially own more than 5% of the Company's Common Stock, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group as of February 28, 2003.


                                                       COMMON STOCK BENEFICIALLY OWNED
                                                   ----------------------------------------
                                                                             PERCENT OF
BENEFICIAL OWNER                                    NUMBER OF SHARES       OUTSTANDING(1)
-------------------------------------------        ------------------    ------------------
AIM Management Group Inc.                               2,260,000                    10.1%
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

Michael D. Dale (3)........................                     0                       *

Richard W. Kramp (3).......................               498,490                     2.2%

Manuel A. Villafana (3)....................               899,026                     4.0%

David L. Boehnen (3).......................               162,760                       *

A. Jay Graf (3)............................                90,000                       *

Eric W. Sivertson (3)......................                     0                       *

All directors and executive officers as a               1,650,276                     7.4%
group (six persons) (3)....................

------------------
*    Less than 1%

(1) The ownership percentage for each person or entity is calculated based on the number of shares outstanding as of February 28, 2003, and assuming that, with respect to each person, any options exercisable within 60 days by that person had been exercised and the underlying shares were outstanding.

(2) The number of shares owned is based on a Schedule 13G filed by AIM Management Group Inc. on February 10, 2003. The Schedule 13G indicates that AIM Management Group Inc., on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc., has sole voting and dispositive power and direct ownership of 2,260,000 shares. AIM Management Group Inc. filed the Schedule 13G as an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

(3) Includes the following shares that may be acquired within 60 days through the exercise of stock options: Mr. Dale, 0; Mr. Kramp, 80,000; and all executive officers and directors as a group, 447,000.

PROPOSAL 2 - PROPOSAL TO AMEND THE
ATS MEDICAL, INC. 2000 STOCK INCENTIVE PLAN

         The Board of Directors has adopted, subject to shareholder approval, amendments to the Company's 2000 Stock Incentive Plan (the "Plan") to:

         - increase the number of shares of Common Stock authorized for issuance under the Plan from 1,000,000 to 2,000,000, an increase of 1,000,000 shares, all of which may be granted as stock options that qualify as incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code;

         - fix the maximum term of any option granted under the Plan at no more than 10 years;

         -    prohibit stock option repricing; and

         - remove the availability under the Plan of discounted options, reload options and restricted stock.

         The Board of Directors recommends that you vote in favor of the amendments to the Plan. If the amendments to the Plan are approved by the required number of shareholders, as described below, the amendments will be effective on April 30, 2003. If the amendments are not approved by our shareholders, they will not take effect. The proposed amendments are discussed in greater detail below.

INCREASE IN AUTHORIZED SHARES

         We propose to amend the Plan to increase the number of shares of our Common Stock available for issuance pursuant to the Plan from 1,000,000 to 2,000,0000, an increase of 1,000,000 shares. We further propose to amend the Plan by allowing up to all of the additional 1,000,000 shares available under the Plan to be issued as stock options that qualify as Incentive Stock Options, if these amendments are approved by the shareholders. As of December 31, 2002, 19,263 shares of our Common Stock remained available for future grants of stock options and other awards available under the Plan. The Board of Directors believes that stock options have been, and will continue to be an important compensation element in attracting, motivating and retaining key employees. The granting of Incentive Stock Options to employees is consistent with the Company's past practices, with practices in the industry, and is a factor in promoting the long-term development of the Company. The Board of Directors believes that the increase in authorized shares is necessary because of the need to continue to make awards under the Plan to attract, motivate and retain key employees.

MAXIMUM OPTION TERM

         We propose to amend the Plan to limit the maximum term of any stock option granted under the Plan to 10 years. We have not granted and do not intend to grant stock options with terms longer than 10 years, and we believe that the Plan should be amended to reflect past practice and our future intentions.

PROHIBITION ON OPTION REPRICING

         We propose to amend the Plan to prohibit the "repricing" of stock options. This amendment would prohibit the Company from lowering the exercise price of outstanding stock options granted under the Plan whether through amendment or through cancellation and replacement grants of options. The Board of Directors believes that prohibiting the repricing of outstanding options will further align the Plan with the interests of the shareholders. Although this proposed amendment is consistent with the Company's past practice of not repricing options, we want to assure shareholders that we will not engage in this practice in the future without shareholder approval.

ELIMINATION OF DISCOUNTED OPTIONS, RELOAD OPTIONS AND RESTRICTED STOCK

         We propose to amend the Plan by eliminating the Company's ability to issue stock options under the Plan with a purchase price below the fair market value of the Common Stock at the time of grant. Under the requirements of
Section 422 of the Code, Incentive Stock Options must have a purchase price equal to or greater than fair market value at the time of grant. Thus, the effect of this amendment would be to prohibit the Company from granting stock options that do not meet the requirements of Section 422 of the Code ("Non-Qualified Stock Options") with a purchase price below the fair market value of the Common Stock at the time of grant. The Company has never issued below-fair market value purchase price Non-Qualified Stock Options, and we do not expect to make this type of award in the future. We want to assure shareholders that we will not issue below fair market value purchase price Non-Qualified Stock Options pursuant to the Plan without shareholder approval.

         We further propose to amend the Plan by eliminating the availability of "reload options." A reload option allows the optionee to purchase the number of shares which the optionee has delivered as payment for exercise of an option and/or delivered or withheld as payment for taxes in connection with the exercise of an option. The Company has never issued reload options pursuant to the Plan, and we do not expect to make this type of award in the future. We again want to assure shareholders that we will not issue reload options pursuant to the Plan without shareholder approval.

         Our final proposal to amend the Plan is to eliminate our ability to issue restricted stock under the Plan. Unlike stock options, restricted stock awards are generally granted to employees without payment of any cash consideration by the employee receiving the award. We have not granted this type of award in the past, and we do not expect to make this type of award in the future. This change is being proposed to assure shareowners that this alternative form for stock-based compensation not be granted under the Plan without their prior approval.

                               SUMMARY OF THE PLAN

         The Plan currently permits the granting of (a) stock options, including Incentive Stock Options and Non-Qualified Stock Options, (b) stock appreciation rights ("SARs"), (c) restricted stock and restricted stock units, (d) performance awards, and (e) other awards valued in whole or in part by reference to or otherwise based upon the Common Stock ("Other Stock Grants") (all of these grants are referred to collectively as "Awards"). The Plan provides for the grant of Awards to any full or part-time employee, officer, consultant, independent contractor, or director providing services to the Company. Stock options granted to full or part-time employees may qualify as Incentive Stock Options under the Code or may be Non-Qualified Stock Options. Options granted to persons who are not full or part-time employees of the Company may not qualify as Incentive Stock Options under the Code. The Plan is administered by the Committee, which is comprised of non-employee directors selected by the Board. The Compensation Committee (the "Committee") has the authority to: (i) designate participants; (ii) determine the type or types of Awards to be granted to each participant under the Plan; (iii) determine the number of shares of Common Stock ("Shares") to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award agreement; (v) amend the terms and conditions of any Award or Award agreement and accelerate the exercisability of stock options or the lapse of restrictions relating to restricted stock, restricted stock units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;
(vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan may be deferred either automatically or at the election of the holder thereof or the Committee;
(viii) interpret and administer the Plan and any instrument or agreement, including an Award agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. If the shareholders approve the amendment to the Plan, the Company would not be allowed to reprice stock options granted under the Plan.

         Under the Plan, the aggregate number of Shares that may be issued under all Awards currently is 1,000,000. In addition, the number of shares available for granting Incentive Stock Options under the Plan is also 1,000,000. If the amendment to increase the number of shares under the Plan is accepted, the total number of shares that may be issued under all Awards will be 2,000,000, and the number of shares available for granting Incentive Stock Options will be increased to the same number. The Plan provides that no employee may be granted Awards under the Plan, the value of which Awards is based solely on an increase in the value of the Shares after the date of grant of such Award, for more than 300,000 Shares in the aggregate in any calendar year. Determinations and interpretations with respect to the Plan are in the sole discretion of the Committee, whose determinations and interpretations are final and conclusive. The Plan terminates on December 31, 2010, and no Awards may be granted after such date.

         Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon grant or exercise thereof the holder will receive Shares, cash or any combination thereof, as the Committee shall determine. The exercise price of an Incentive Stock Option granted under the Plan is determined by the Committee, but may not be less than 100% of the fair market value of the underlying Common Stock on the date of the grant. The exercise price of any Non-Qualified Stock Option granted under the Plan is determined by the Committee, but may not be less than 50% of the fair market value of the underlying Common Stock on the date of grant. Determinations of fair market value under the Plan must be made in accordance with the methods and procedures established by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the fair market value of Shares on a given date is the closing price of the Shares as reported on the Nasdaq SmallCap Market System on the date of grant of the Award ("Fair Market Value"). If the shareholders approve the amendments to the Plan, Non-Qualified Stock Options will only be able to be granted with an exercise price of no less than the Fair Market Value of the Shares.

         The term of each stock option is determined by the Committee. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under any plan of the Company. The Committee determines the time or times at which an option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. If the shareholders approve the amendments to the Plan, stock options granted under the Plan will have a maximum term of 10 years.

         The Plan provides for automatic grants to non-employee directors of the Company of (i) a Non-Qualified Stock Option to purchase 5,000 Shares upon such person's initial election to the Board of Directors, and (ii) of a Non-Qualified Stock Option to purchase 2,500 Shares upon such person's reelection to the Board. Automatic grants to non-employee directors of the Company can be changed or amended only by the Board of Directors.

         The Plan provides that the Committee may grant reload options, separately or together with another option. Pursuant to a reload option, the optionee would be granted a new option to purchase the number of Shares or such other securities or property as may become subject to Awards, not exceeding the sum of (i) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such reload option relates and (ii) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such reload option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload options have a per share exercise price equal to the Fair Market Value of one share as of the date of grant of the new option. If the shareholders approve the amendment to the Plan, reload options will no longer be available for grant under the Plan.

         The holder of an SAR will be entitled to receive the excess of (i) the Fair Market Value of one Share, on the date of exercise (or, if the Committee so determines, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the SAR as specified by the Committee, which price may not be less than 100% of the Fair Market Value of one Share on the date of grant of the SAR.

         Shares of restricted stock and restricted stock units are subject to such restrictions as the Committee may impose (including any limitations on the right to vote or the right to receive any dividends or other right or property related to such restricted stock and restricted stock units), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may determine. Restricted stock granted under the Plan will be evidenced by issuance of a stock certificate, which certificate must be registered in the name of the employee and held by the Company. Any certificate that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. No certificates will be issued at the time restricted stock units are granted. Upon termination of the holder's employment during the restriction period, restricted stock and restricted stock units are forfeited and reacquired by the Company or its affiliates, unless the Committee determines otherwise. Upon the lapse or waiver of restrictions of restricted stock and restricted stock units and lapse or waiver of the restricted period relating to the restricted stock units, certificates evidencing the Shares underlying the restricted stock or restricted stock units will be issued and delivered to their holders. If the shareholders approve the amendments to the Plan, restricted stock grants will no longer be available under the Plan.

         No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a participant may, in the manner established by the Committee, transfer options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any Award upon the death of the participant. Each Award or right under any Award is exercisable during the participant's lifetime only by the participant or, if permissible under applicable law, by the participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

         If any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

         The Board may suspend or terminate the Plan or any portion thereof at anytime. The Board may also amend the Plan at any time, but such action may not, without the consent of the affected participants, adversely affect the rights or obligations of the participants under outstanding stock options. The Board may increase the number of shares of Common Stock that will be available for issuance under the Plan, subject to shareholder approval. No amendment or modification of the Plan, without approval of the shareholders of the Company, will be effective if shareholder approval of the amendment is then required pursuant to Rule 16b(3) under the Exchange Act or any successor rule, Section 422 of the Code, or the rules of the National Association of Securities Dealers, Inc. Awards outstanding at the time the Plan is terminated will continue to be exercisable in accordance with their respective terms.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the principal federal income tax consequences generally applicable to Awards under the Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option. The Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Non-Qualified Stock Option, the optionee must recognize ordinary income equal to the excess of the Fair Market Value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the Fair Market Value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Non-Qualified Stock Option or SAR. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

         With respect to other Awards granted under the Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an Award must recognize ordinary income equal to the excess of (a) the cash or the Fair Market Value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the Fair Market Value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount, if and to the extent such amount is deductible.

         Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

         Under the Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to satisfy certain tax obligations by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE PLAN. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting will be required to approve the amendments. Proxies will be voted in favor of the amendments to the Plan unless otherwise specified.

PROPOSAL 3 - PROPOSAL TO AMEND THE
ATS MEDICAL, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors has approved an amendment to the Company's 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to shareholder approval, pursuant to which an additional 300,000 shares of Common Stock would be reserved for purchase under the Stock Purchase Plan. The Stock Purchase Plan was approved by the Board of Directors and the shareholders of the Company in April 1988. The purpose of the Stock Purchase Plan is to give employees a stronger incentive to work for the continued success of the Company by allowing them to purchase, through payroll deductions, shares of Common Stock.

                       SUMMARY OF THE STOCK PURCHASE PLAN

         The Stock Purchase Plan provides for the purchase of shares of Common Stock by eligible employees of the Company through payroll deductions of 1% to 10% of an employee's current compensation. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code.

         The Stock Purchase Plan is administered by the Compensation Committee, which also interprets the Stock Purchase Plan. Employees of the Company, other than those employees whose customary employment is less than 20 hours weekly or who have not completed at least one month of service, are eligible to participate in the Stock Purchase Plan. In addition, an employee who immediately after receiving a right to purchase shares would own, directly or indirectly, stock equal to 5% or more of the total combined voting power or value of all of the capital stock of the Company or all of its affiliates will not be eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan will terminate if and when all the shares of the Common Stock provided for in the Stock Purchase Plan have been sold. Subject to the approval of this proposal by the shareholders, the Board of Directors has reserved a total of 500,000 shares of Common Stock for issuance under the Stock Purchase Plan, which includes the additional 300,000 shares of Common Stock that the Board proposes to make available for purchases under the Stock Purchase Plan.

         Under the Stock Purchase Plan, there are four three-month purchase periods each year (each a "Purchase Period"). Purchase Periods begin on the first business day of February, May, August and November of each calendar year and end on the last business day of April, July, October and January, respectively. On the last business day of each Purchase Period, each participant receives the right to (i) purchase up to as many whole shares of Common Stock as could be purchased with the balance in that participant's stock purchase account as of that date, and (ii) withdraw all of the remaining accumulated payroll deductions from such participant's account, provided that on the last day of each Purchase Period, no cash can remain in a participant's account. The exercise price for rights granted under the Stock Purchase Plan is the lesser of 85% of the fair market value of shares of Common

Stock on (i) the first business day of the Purchase Period or (ii) the last business day of the Purchase Period. No participant may purchase stock at a rate exceeding $25,000 in fair market value of such stock (determined at the beginning of each Purchase Period) for each calendar year under the Stock Purchase Plan and all other stock purchase plans of the Company and its affiliates that qualify under Section 423 of the Code.

         The Stock Purchase Plan will terminate automatically when all of the shares of Common Stock have been sold. The Board of Directors may amend or discontinue the Stock Purchase Plan at any time. In the absence of shareholder approval, however, no amendment or discontinuation of the Stock Purchase Plan shall be made that: (i) absent such shareholder approval, would cause Rule 16b-3 under the Securities Act of 1934, as amended, to become unavailable with respect to the Stock Purchase Plan, (ii) reduces the price per share at which Common Stock may be purchased, (iii) increases the number of shares of Common Stock available for issuance under the Stock Purchase Plan, (iv) requires shareholder approval under the rules or regulations of the National Association of Securities Dealers or the Nasdaq SmallCap Market, or (v) permits the issuance of shares of Common Stock before payment therefor in full.

                         FEDERAL INCOME TAX CONSEQUENCES

         The Stock Purchase Plan and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Code. Payroll deductions under the Stock Purchase Plan will be taxable to a participant as compensation for the year in which such amounts would otherwise have been paid to the participant. No income will be taxable to a participant at the time of grant of the option or purchase of shares. A participant may become liable for tax upon disposition of the shares acquired as summarized below.

         If the shares are sold or disposed of (including by way of gift) at least two years after the date of the beginning of the offering period (the "date of option grant") and at least one year after the date such shares are purchased (the "date of option exercise"), in this event, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option (the "option price") or (b) the excess of the fair market value of the shares at the time the option was granted over an amount equal to what the option price would have been if it had been computed as of the date of option grant, will be treated as ordinary income to the participant. Any further gain upon such disposition will be treated as capital gain. Any such capital gain would be taxed at long-term rates if the stock is held for more than 12 months. If the shares are sold and the sale price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

         In the event that the shares are sold or disposed of (including by way of gift or by exchange in connection with the exercise of an incentive stock option) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain. Even if the shares are sold for less than their fair market value on the date of option exercise, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of option exercise. The Company ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant, but may also be required to withhold income tax upon such amount or report such amount to the Internal Revenue Service.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE STOCK PURCHASE PLAN. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting will be required to approve the amendment. Proxies will be voted in favor of the amendment to the Stock Purchase Plan unless otherwise specified.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, based upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine the financial statements of the Company for the current fiscal year ending December 31, 2003 and to perform other appropriate accounting services. Ernst & Young LLP has served as independent auditors of the Company since its inception and has no relationship with the Company other than that arising from their employment as independent auditors. Representatives of Ernst & Young LLP will be present at the 2003 Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting will be required to ratify the appointment. Proxies will be voted in favor of the ratification of the appointment unless otherwise specified.

INDEPENDENT AUDITOR FEES

         Ernst & Young LLP, independent auditors of the Company, provides both audit and non-audit services to the Company. The fee table below reports fees billed or to be billed to the Company for professional services provided to the Company during 2002. Based in part on its review of the nature and value of services provided by Ernst & Young LLP, the Audit Committee of the Company has concluded that the provision of non-audit services are compatible with maintaining Ernst & Young LLP's independence.

                                                     2002
                                                --------------
Audit Related Fees (1)                          $       72,000

Audit Related Fees (2)                                  29,323

Financial Information Systems                                0
   Design and Implementation Fees

Tax Services (3)                                        69,830
                                                --------------
Total Fees                                      $      171,153
                                                ==============

-----------------
(1) Includes fees of $72,000 in 2002 for services related to quarterly review services and annual audit fees.

(2) Includes audit-related fees of $29,323 for 2002, representing accounting consultations regarding accounting matters.

(3) Includes tax fees of $69,830 for 2002, representing tax consulting and compliance services.

PROPOSALS FOR THE 2004 ANNUAL MEETING

         Any proposal by a shareholder to be included in the Company's proxy material and presented at the 2004 Annual Meeting of Shareholders must be received at the Company's principal executive offices, 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447, Attention: Corporate Secretary, no later than November 29, 2003. In addition, in connection with any matter to be proposed by a shareholder at the 2004 Annual Meeting, but not proposed for inclusion in the Company's proxy materials, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by the Secretary of the Company at its principal executive office by February 11, 2004.

GENERAL

         The Board of Directors of the Company does not know of any other business to come before the 2003 Annual Meeting of Shareholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying proxy will vote in accordance with their best judgment.

         Expenses in connection with this solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone or personal calls. The Company also will request that brokers or other nominees who hold shares of Common Stock in their names for the benefit of others forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at the Company's expense.

         Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.


                                             By Order of the Board of Directors,


                                             /s/ Michael D. Dale
                                             -----------------------------------
                                             Michael D. Dale
                                             Chief Executive Officer
March 28, 2003

                                                                        Appendix

                                ATS MEDICAL, INC.
                            2000 STOCK INCENTIVE PLAN


Section 1. Purpose.

         The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2. Definitions.

         As used in the Plan, the following terms shall have the meanings set forth below:

                  (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
(ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

                  (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Unit, Performance Award, Other Stock Grant or Other Stock-Based Award granted under the Plan.

                  (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

                  (d) "Board" shall mean the Board of Directors of the Company.

                  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

                  (f) "Committee" shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code.

                  (g) "Company" shall mean ATS Medical, Inc., a Minnesota corporation, and any successor corporation.

                  (h) "Director" shall mean a member of the Board.

                  (i) "Eligible Person" shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

                  (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be, if the Shares are then quoted on the NASDAQ National Market System, the closing price as reported on the NASDAQ National Market System on such date or, if the NASDAQ National Market System is not open for trading on such date, on the most recent preceding date when it is open for trading.

                  (k) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of
Section 422 of the Code or any successor provision.

                  (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

                  (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                  (n) "Other Stock Grant" shall mean any right granted under
Section 6(e) of the Plan.

                  (o) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

                  (p) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

                  (q) "Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

                  (r) "Person" shall mean any individual, corporation, partnership, association or trust.

                  (s) "Plan" shall mean the ATS Medical, Inc. 2000 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

                  (t) "Restricted Stock Unit" shall mean any unit granted under
Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

                  (u) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

                  (v) "Shares" shall mean shares of Common Stock, $.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

                  (w) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration.

                  (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock Units or other Awards;
(vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;
(ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

                  (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

                  (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards.

                  (a) Shares Available. Subject to adjustment as provided in
Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 2,000,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 2,000,000, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

                  (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

                  (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

                  (d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 300,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 5. Eligibility.

         Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

                  (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                           (i) Exercise Price. The purchase price per Share for
Options granted under the Plan shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of the Shares on the date of grant of such Option unless shareholder approval is obtained.

                           (ii) Option Term. The term of each Option shall be
fixed by the Committee, but such term shall not exceed 10 years from the date on which such Option is granted.

                           (iii) Time and Method of Exercise. The Committee
shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                  (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

                  (c) Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                           (i) Restrictions. Restricted Stock Units shall be
subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

                           (ii) Stock Certificates. No Shares shall be issued at
the time Restricted Stock Units are granted.

                           (iii) Forfeiture. Except as otherwise determined by
the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

                  (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock Units), other securities, other Awards or other property and
(ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

                  (e) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

                  (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

                  (g) General.

                           (i) No Cash Consideration for Awards. Awards shall be
granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                           (ii) Awards May Be Granted Separately or Together.
Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                           (iii) Forms of Payment under Awards. Subject to the
terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

                           (iv) Limits on Transfer of Awards. No Award (other
than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                           (v) Term of Awards. The term of each Award shall be
for such period as may be determined by the Committee; provided, however, that the term of an Option shall not exceed 10 years from the date on which such Option is granted.

                           (vi) Restrictions; Securities Exchange Listing. All
Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7. Automatic Grants to Non-Employee Directors

         Upon such person's initial election to the Board, each director who is not an employee or consultant to the Company shall receive a Non-Qualified Stock Option to purchase 5,000 Shares. Thereafter, upon each re-election to the Board, such director shall receive a Non-Qualified Stock Option to purchase 2,500 Shares. The Option shall have an exercise price equal to the Fair Market Value of the Shares on the day of election. The Options shall have a ten year term and shall vest in full six months following the date of grant. This Section 7 may not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder.

Section 8. Amendment and Termination; Adjustments.

                  (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

                           (i) would violate the rules or regulations of the
NASDAQ National Market System or any securities exchange that are applicable to the Company; or

                           (ii) would cause the Company to be unable, under the
Code, to grant Incentive Stock Options under the Plan.

                  (b) Amendments to Awards. Except for Awards granted pursuant to Section 7, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

                  (c) Prohibition on Option Repricing. The Committee shall not reduce the exercise price of any outstanding Option, whether through amendment, cancellation or replacement grants, or any other means, without shareholder approval.

                  (d) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9. Income Tax Withholding; Tax Bonuses.

                  (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

                  (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 10. General Provisions.

                  (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

                  (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

                  (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                  (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

                  (e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

                  (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

                  (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

                  (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

                  (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 11. Effective Date of the Plan.

         The Plan shall be effective when first approved by the shareholders of the Company.

Section 12. Term of the Plan.

         No Award shall be granted under the Plan after December 31, 2010 or any earlier date of discontinuation or termination established pursuant to Section 8(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

                                   [LOGO]


                               ATS MEDICAL, INC.

                        ANNUAL MEETING OF SHAREHOLDERS
                          Wednesday, April 30, 2003
                                  3:30 p.m.

                              MINNEAPOLIS CLUB
                          729 Second Avenue South
                          Minneapolis, Minnesota






ATS MEDICAL, INC.
3905 Annapolis Lane
Minneapolis, Minnesota 55447                                              PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated March 28, 2003, appoints Deborah K. Chapman and Michael D. Dale proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of ATS Medical, Inc. which the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders of ATS Medical, Inc., to be held on Wednesday, April 30, 2003 at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota at 3:30 p.m. and any adjournment thereof.


                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE




                      See reverse for voting instructions.

                                  [LOGO]




     The Board of Directors Recommends a Vote FOR Items 1,2,3,4 and 5.

1.  Election of directors: 01 Manuel A. Villafana  04 David L. Boehnen
                           02 Michael D. Dale      05 Eric W. Sivertson
                           03 A. Jay Graf

                           [] For all nominees     [] WITHHOLD AUTHORITY
                              listed below            to vote for the nominees
                              (except as marked       indicated below
                              to the contrary below)

(Instructions: To withhold authority to vote for     ________________________
any indicated nominee, write the number(s) of the
nominees(s) in the box provided to the right.)       ________________________


 2. Amendment of the 2000 Stock Incentive Plan to increase the number of shares of common stock available for awards granted under the plan by 1,000,000 shares and to make other changes to the plan described in the Proxy Statement.

                      [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

3. Amendment of the 1998 Employee Stock Purchase Plan to increase the number of shares of common stock which may be purchased under the plan by 300,000 shares.

                      [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

4. Ratification of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003.

                      [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

                      [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

Address Change? Mark Box [ ]                     Date _______________________
Indicate changes below:
                                              ________________________________

                                              ________________________________

                                              Signature(s) in Box
                                              Please sign exactly as your name
                                              appears hereon. Jointly owned
                                              shares will be voted as directed
                                              if one owner signs unless another
                                              owner instructs to the contrary,
                                              in which case the shares will not
                                              be voted. If signing in a
                                              representative capacity, please
                                              indicate title and authority.